SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2004

Tom Brown, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of
incorporation or organization)

001-31308

(Commission File No.)

95-1949781

(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 260-5000

(Registrants’ telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued July 13, 2004.

ITEM 9.  REGULATION FD DISCLOSURE.

On July 13, 2004, Tom Brown, Inc. (“TBI”) and its subsidiary Tom Brown Resources Funding Corp. (“TBRFC” and, together with TBI, the “Issuers”) issued a press release announcing that the tender offer and change of control offer for their outstanding units (the “Units”) expired at 12:00 midnight, New York City time, on July 12, 2004 (the “Expiration Date”) and that the Issuers have accepted for purchase all Units that were validly tendered and not withdrawn prior to the Expiration Date.  A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOM BROWN, INC.

	By:	/s/ Don R. McClure
Don R. McClure
Vice President, Finance and Chief Financial Officer

Date: July 19, 2004